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                                                                    Exhibit 23.1

                  [Kelley, Galloway & Company, PSC Letterhead]

                          INDEPENDENT AUDITOR'S CONSENT

      We have issued our report dated November 2, 2001, accompanying the consolidated financial statements of First Federal Financial Bancorp, Inc. which are included in the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8.


/s/ Kelley Galloway & Company, PCS

June 10, 2002